Exhibit 99.1

Joint Filing Agreement

The undersigned hereby agree that the Statement on Amendment No. 4 to Schedule 13G dated February 18, 2025 with respect to the Class A common stock, par value $0.0001 per share, of Faraday Future Intelligent Electric Inc., a Delaware corporation, and any further amendments thereto executed by each and any of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Senyun International Ltd.

By:	/s/ Jun Xian
Jun Xian, Director
Date:	02/18/2025

Jun Xian

By:	/s/ Jun Xian
Jun Xian
Date:	02/18/2025

Mingyuan Cai

By:	/s/ Mingyuan Cai
Mingyuan Cai
Date:	02/18/2025

Bo Zhang

By:	/s/ Bo Zhang
Bo Zhang
Date:	02/18/2025